Third Quarter 2012 Earnings Presentation November 1, 2012

Forward-Looking Statements & Supplemental Information * Forward-Looking Statements Certain expectations and projections regarding our future performance referenced in this presentation, in other reports or statements we file with the SEC or otherwise release to the public, and on our website, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Senior officers and other employees may also make verbal statements to analysts, investors, regulators, the media and others that are forward-looking. Forward-looking statements involve matters that are not historical facts, such as statements regarding our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "believe," "can," "could," "estimate," "expect," "forecast," "future," "goal," "indicate," "intend," "may," "outlook," "plan," "potential," "predict," "project," "seek," "should," "target," "would," or similar expressions. Forward-looking statements contained in this presentation include, without limitation, statements regarding our anticipated capital expenditures, the timing and approval of our proposed infrastructure program, when we expect to realize the economic value created by our Wholesale Services business, our projected storage withdrawal schedule, the expected impact of forward NYMEX prices on our Wholesale Services’ operating revenues, our expectations regarding the maintenance and use of our Golden Triangle Storage facilities, our earnings guidance and the positive trends we anticipate through the remainder of the year and our priorities for 2012. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ significantly from our expectations. Such events, risks and uncertainties include, but are not limited to, changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation including changes related to climate change; actions taken by government agencies on rates and other matters; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects; the impact of acquisitions and divestitures including the Nicor merger; limits on natural gas pipeline capacity; direct or indirect effects on our business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including disruptions in the capital markets and lending environment and the current economic uncertainty; general economic conditions; uncertainties about environmental issues and the related impact of such issues; the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business; the impact of natural disasters such as hurricanes on the supply and price of natural gas; the outcome of litigation; acts of war or terrorism; and other factors which are provided in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are only as of the date they are made, and we do not undertake to update these statements to reflect subsequent changes. Supplemental Information Company management evaluates segment financial performance based on operating margin and earnings before interest and taxes (EBIT), which include the effects of corporate expense allocations. EBIT is a non-GAAP (accounting principles generally accepted in the United States of America) financial measure that includes operating income and other income and expenses. Items that are not included in EBIT are income taxes and financing costs, including debt and interest expense, each of which the company evaluates on a consolidated basis. The company believes EBIT is a useful measurement of its performance because it provides information that can be used to evaluate the effectiveness of its businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations. Operating margin is a non-GAAP measure calculated as operating revenues minus cost of goods sold and revenue taxes, excluding operation and maintenance expense, depreciation and amortization, certain taxes other than income taxes and gains or losses on the sale of assets, if any. These items are included in the company's calculation of operating income. The company believes operating margin is a better indicator than operating revenues of the contribution resulting from customer growth, since cost of goods sold and revenue taxes are generally passed directly through to customers. In addition, in this presentation, the company has presented a non-GAAP measure of both its net income and its earnings per share each adjusted to exclude expenses incurred with respect to the Nicor merger. As the company does not routinely engage in transactions of the magnitude of the Nicor merger, and consequently does not regularly incur transaction related expenses with correlative size, the company believes presenting net income and EPS excluding Nicor merger expenses provides investors with an additional measure of the company’s core operating performance. The company also uses a non-GAAP measure when it presents the impact of warmer than normal weather on its diluted EPS. EBIT, operating margin, net income excluding merger expenses (also referred to as adjusted net income), EPS excluding merger expenses (also referred to as adjusted EPS) and the impact of warmer than normal weather should not be considered as alternatives to, or more meaningful indicators of, the company's operating performance than operating income, net income attributable to AGL Resources Inc. or EPS as determined in accordance with GAAP. In addition, the company's EBIT, operating margin, adjusted net income and adjusted EPS may not be comparable to similarly titled measures of another company. Reconciliations of non-GAAP financial measures referenced in this presentation are available at the end of this presentation and on the company’s Web site at www.aglresources.com

3Q12 Highlights 3Q12 GAAP EPS of $0.08 per diluted share Adjusted diluted EPS of $0.09, excluding approximately $1 million in after-tax costs related to Nicor merger Distribution segment EBIT up 14% 3Q12 vs. 3Q11, primarily due to addition of Nicor Gas in 1Q12 Retail segment EBIT up $10 million vs. 3Q11, driven by the addition of Nicor’s retail businesses Wholesale Services 3Q12 improvement vs. 3Q11 due mainly to higher commercial activity and absence of Marcellus constraint issue Midstream and cargo shipping segments remain challenged due to market fundamentals Quarter impacted by $0.08 loss related to storage hedge losses in Wholesale Services; expect to realize economic value associated with hedge positions in 4Q12 and 2013 Note: Please review the AGL Resources 10-Q as filed with the SEC on 11/1/12 for detailed information. Operating Margin, EBIT, Adjusted Net Income and Adjusted EPS are non-GAAP measures. Please see the appendix to this presentation or visit the investor relations section of www.aglresources.com for a reconciliation to GAAP. (1) Results for Nicor’s businesses are not included in 3Q11 GAAP results. (2) Adjusted for Cost of Goods Sold and revenue tax expenses for Nicor Gas which are passed directly through to customers. (3) Adjusted net income and adjusted EPS exclude Nicor-related merger costs of approximately $1 million, net of tax, for 3Q12 and $5 million, net of tax, for 3Q11. *

9-Months 2012 Highlights 9-months 2012 GAAP EPS of $1.48 per diluted share Adjusted diluted EPS of $1.56, excluding $9 million in after-tax costs related to Nicor merger Warmer-than-normal (10-year average) weather at distribution and retail segments reduced EPS by approximately $0.13 YTD Distribution segment EBIT up 31% through 9/30/12 vs. 9/30/11, primarily due to addition of Nicor Gas Retail segment EBIT up 23% Wholesale Services storage rollout schedule at $65 million as of 9/30/12, second highest in company history Midstream and cargo shipping segments remain challenged due to market fundamentals Modest improvement in seasonal storage spreads providing some short-term opportunities for midstream Cargo shipping experiencing higher volumes, offset by lower rates Note: Please review the AGL Resources 10-Q as filed with the SEC on 11/1/12 for detailed information. Operating Margin, EBIT, Adjusted Net Income and Adjusted EPS are non-GAAP measures. Please see the appendix to this presentation or visit the investor relations section of www.aglresources.com for a reconciliation to GAAP. (1) Results for Nicor’s businesses are not included in 9-months 2011 GAAP results. (2) Adjusted for Cost of Goods Sold and revenue tax expenses for Nicor Gas which are passed directly through to customers. (3) Adjusted net income and adjusted EPS exclude Nicor-related merger costs of approximately $9 million, net of tax, for the first nine months of 2012 and $16 million, net of tax, for the first nine months of 2011. *

9-Months 2012 Operating EBIT Composition * Distribution operations contributed 82% of positive operating EBIT during the first nine months of 2012. Wholesale Services had negative EBIT of $13 million during the first nine-months of 2012. The Cargo Shipping segment had negative EBIT of $1 million through the first nine months of 2012. Note: Operating EBIT percentages above represent percentage of positive EBIT contribution and exclude corporate eliminations. 82% 1% 17%

Distribution Operations

3Q12 Financial Performance Summary

in millions	3Q12	3Q11	Change
Total Operating Revenues	$ 442	$ 239	85%
Operating Margin (1)	**327**	**192**	**70%**
O&M (1)	140	79	77%
D&A	88	37	138%
Taxes (other than income taxes)	21	8	163%
Total Operating Expenses, exc. COG and revenue taxes	**249**	**124**	101%
Operating Income	**78**	**68**	**15%**
Other income	2	2	0%
EBIT	**$ 80**	**$ 70**	**14%**

(1) Adjusted for revenue tax expenses of $8 million which are passed directly to customers.

9-Months 2012 Financial Performance Summary

in millions	9-mos 2012	9-mos 2011	Change
Total Operating Revenues	$ 1,972	$1,059	86%
Operating Margin (1)	**1,143**	**674**	**70%**
O&M (1)	411	258	59%
D&A	262	109	140%
Taxes (other than income taxes)	103	26	296%
Total Operating Expenses, exc. COG and revenue taxes	**776**	**393**	97%
Operating Income	**367**	**281**	**31%**
Other income	7	4	75%
EBIT	**$ 374**	**$ 285**	**31%**

(1) Adjusted for revenue tax expenses of $62 million which are passed directly to customers.

NOTE: COG= Cost of Goods Sold

- **3Q12 EBIT increased 14% vs. 3Q11**
- **Key drivers**
  - Nicor Gas added EBIT of $15 million
  - Increased STRIDE revenue at AGLC
  - Less usage at ETG and VNG
  - Expenses increased $125 million vs. 3Q11 due to addition of Nicor Gas (excluding revenue taxes)
- **9-months 2012 EBIT increased 31% vs. 2011**
  - Historically warm weather in 1H12 negatively impacted segment EBIT by $16 million vs. normal
  - EBIT at AGLR utilities (excluding Nicor Gas) favorable by $7 million
- **Customer count stable**
  - 2.248 million customers in 3Q12 (excluding Nicor Gas) vs. 2.238 in 3Q11 (avg.) for AGLR utilities
  - 2.181 million Nicor Gas customers in 3Q12 (avg.)

AGL Resources
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Retail Operations 3Q12 EBIT up $10 million vs. 3Q11 Addition of Nicor’s retail businesses resulted in a $6 million increase in EBIT SouthStar’s EBIT was favorable by $4 million year-over-year driven primarily by a reduction of transportation and gas costs and lower bad debt expense 9-months 2012 EBIT increased 23% vs. 2011, despite historically warm weather in the first half of 2012 that negatively impacted segment EBIT by $9 million Market share and customer count Georgia market share remains 32% at end of 3Q12 (equivalent to 3Q11) Georgia customer count (avg.): 477K at 9/30/12 vs. 482K at 9/30/11 3Q12 Financial Performance Summary 9-months 2012 Financial Performance Summary *

3Q12 EBIT improved by $14 million due to higher commercial activity driven by absence of Marcellus constraint issue experienced in 3Q11 Commercial activity higher by $38 million y/y partly related to prior year Marcellus issue ($15MM) and modestly improved wholesale market conditions $16 million MTM hedge losses in 3Q12 compares to $14 million hedge gains in 3Q11; 3Q12 losses expected to be recovered in future periods Improving seasonal storage spreads resulted in $65 million storage rollout schedule on 58 Bcf of inventory at Sequent at the end of 3Q12 Current expectation that approximately $28 million in economic value will be recognized in 4Q12, with remainder in 2013 3Q12 Financial Performance Summary Wholesale Services 3Q11 * millions Wholesale Operating Margin Components 9-mos 2012 Financial Performance Summary

Midstream Operations 3Q12 EBIT of $1 million Storage values remain depressed due to high supply of natural gas and reduced demand Central Valley Gas Storage operating revenues offset by lower contracted rates at Jefferson Island vs. 3Q11 Construction update Golden Triangle Storage Cavern 2 now in service GTS Cavern 1 scheduled for re-water beginning January 2013; GTS 2 will serve existing Cavern 1 contracts during project Construction at Central Valley Gas Storage complete 3Q12 Financial Performance Summary Contracted Firm Storage Summary (at 9/30/12) * (1) Subscribed firm capacity includes 1 Bcf at Jefferson Island and 2 Bcf at GTS that are contracted by Sequent. 9-months 2012 Financial Performance Summary

Balance Sheet Highlights Solid balance sheet with significant opportunity to fund capital requirements Good access to capital markets Company credit metrics support solid, investment-grade ratings $4.6 billion debt outstanding Long-term debt $3.3 billion Current portion of long-term debt $0.3 billion Short-term debt of $1.0 billion Debt to Cap Ratio: 56% 2012 cap ex estimated at $795 million Approximately $715 million of utility cap ex expected in 2012 vs. $604 million in 2011 for AGLR utilities + Nicor Gas Approximately $80 million of non-utility cap ex expected in 2012 *

Macro Issues Impacting YTD Results * Heating Degree Days Henry Hub Gulf Coast Natural Gas Spot Price ($/MMBTU) Weather as represented by heating degree days is significantly warmer than normal across all jurisdictions Negative impact to EBIT YTD of $25 million vs. normal across Distribution Operations and Retail Services Natural gas prices are currently 19% higher than the end of 2Q12 and 10% higher than the beginning of the year Results in mark-to-market storage hedge losses at Wholesale Services are expected to be recovered in future periods Source: NOAA Source: EIA

* Wholesale Services Storage Rollout Storage rollout value stands at $65 million on 58 Bcf of natural gas inventory as of 9/30/12 MTM Value ($million)

2012 Priorities Invest necessary capital to enhance and maintain the safety and reliability of our distribution systems, while minimizing regulatory lag Remain a low-cost leader within the industry Maintain margins in Georgia and Illinois while continuing to expand into other profitable retail markets Leverage experience across SouthStar and Nicor’s retail businesses Renew affiliated and non-affiliated asset management agreements and add new asset management, gas-fired power generation and producer services contracts Continually enhance risk management, credit management and overall controls Distribution Retail Wholesale Midstream Cargo Shipping Expense & Balance Sheet Discipline Complete construction of Golden Triangle Cavern 2 and Central Valley Gas Storage and execute contracts for newly available capacity Reduce project development costs in response to low volatility environment Effectively control expenses and focus on capital discipline in each of our business segments Maintain strong balance sheet and liquidity profile Expand market share in key service areas while providing quality total transportation and logistics solutions for our customers Prudently deploy capital investment and diligently manage operating costs *

Additional Resources Company resources www.aglresources.com Sarah Stashak Director, Investor Relations 404-584-4577 sstashak@aglresources.com Industry resources www.aga.org www.eia.doe.gov *

Rate Case History

Utility	Last Rate Case	Key Outcomes	Agreements on Rate Case Stay Outs
Nicor Gas	Mar. 2009	• $80 million rate increase • Bad debt rider approved in February 2010 providing recovery from (or credit to) customers the difference of actual expense and $63 million benchmark • Rate case reset heating degree days from 5,830 to 5,600	Stay out concludes Dec. 2014
Atlanta Gas Light	Oct. 2010	• $26.7 million rate increase approved • Included ~$10 million in new customer service and safety programs • Adopted new acquisition synergy sharing policy	None
Virginia Natural Gas	Dec. 2011	• $11 million rate increase in base rates • Recovery of $3.1 million in costs previously recovered through base rates now recovered through PGA • Approval to recover gas portion of bad debts through the PGA	None
Elizabethtown Gas	Dec. 2009	• $3 million rate increase • New depreciation rates decreased expense $5 million • Two-year rate freeze concluded in 2011	None
Florida City Gas	Feb. 2004	• $7 million rate increase • Approval in late 2007 to include acquisition adjustment amortization expense in operating income and acquisition adjustment asset balance in rate base for regulatory surveillance reporting purposes • 2007 approval included a 5-year stay-out provision	None
Chattanooga Gas	May 2010	• Instituted new rate design that encourages customer conservation • First decoupled rate design for TN utility • New depreciation rates decreased expense of $2 MM annually	None

Regulatory Recovery Mechanisms Utility Rate Decoupling Weather Normalization Bad Debt Recovery Conservation Program Recovery Infrastructure Replacement Nicor Gas P P Atlanta Gas Light P P Virginia Natural Gas P P P Elizabethtown Gas P P P Florida City Gas P Chattanooga Gas P P P P *

* New Jersey Infrastructure Investment Filing On July 23, 2012 Elizabethtown Gas filed for approval with the New Jersey Board of Public Utilities (NJBPU) an Accelerated Infrastructure Replacement (AIR) program Proposal seeks to invest up to $135 million in Elizabethtown’s natural gas infrastructure for a five-year period (November 2012-August 2017) to enhance the safety, reliability and integrity of its distribution system The cost recovery mechanism proposed is similar to the one already in place for the Utility Infrastructure Enhancement (UIE) program that expired on October 31, 2012, and seeks to phase in rates over the five-year period The AIR program would replace nearly 150 miles of pipeline, mainly aging cast iron Expect the NJBPU to set a hearing and procedural schedule shortly Filing is in line with AGLR’s strategy of promoting infrastructure investment programs with accelerated cost recovery mechanisms, similar to the program in place in Georgia (STRIDE) and the company’s recently approved SAVE program in Virginia

AGL Resources Debt Maturities millions *

The following table sets forth a reconciliation of AGL Resources’ operating margin to operating income and earnings before interest and taxes (EBIT) to earnings before income taxes, net income to net income attributable to AGL – as reported and net income attributable to AGL – as adjusted for the three and nine months ended September 30, 2012 and 2011. GAAP Reconciliation *

* The following tables set forth a reconciliation of AGL Resources’ Basic and Diluted earnings per share – as reported (GAAP) to Basic and Diluted earnings per share – as adjusted (Non-GAAP; excluding Nicor merger costs), for the three and nine months ended September 30, 2012 and 2011. GAAP Reconciliation

The following tables set forth a reconciliation of AGL Resources’ Statement of Income to earnings before interest and taxes (EBIT) by segment for the quarter ended September 30, 2012. * GAAP Reconciliation

The following tables set forth a reconciliation of AGL Resources’ Statement of Income to earnings before interest and taxes (EBIT) by segment for the quarter ended September 30, 2011. * GAAP Reconciliation

The following tables set forth a reconciliation of AGL Resources’ Statement of Income to earnings before interest and taxes (EBIT) by segment for the nine-months ended September 30, 2012. * GAAP Reconciliation

The following tables set forth a reconciliation of AGL Resources’ Statement of Income to earnings before interest and taxes (EBIT) by segment for the nine-months ended September 30, 2011. * GAAP Reconciliation

Reconciliations of operating margin, EBIT by segment, net income excluding merger expenses and EPS excluding merger expenses are available in our quarterly reports (Form 10-Q) and annual reports (Form 10-K) filed with the Securities and Exchange Commission and on the Investor Relations section of our website at www.aglresources.com. Our management evaluates segment financial performance based on operating margin and EBIT, which includes the effects of corporate expense allocations. EBIT is a non-GAAP (accounting principles generally accepted in the United States of America) financial measure. Items that are not included in EBIT are income taxes and financing costs, including debt and interest, each of which the company evaluates on a consolidated basis. The company believes EBIT is a useful measurement of its performance because it provides information that can be used to evaluate the effectiveness of its businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations. We also use EBIT internally to measure performance against budget and in reports for management and the Board of Directors. Projections of forward-looking EBIT are used in our internal budgeting process, and those projections are used in providing forward-looking business segment EBIT projections to investors. We are unable to reconcile our forward-looking EBIT business segment guidance to GAAP net income, because we do not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts. The impact of these items could be material to our operating results reported in accordance with GAAP. Operating margin is a non-GAAP measure calculated as revenues minus cost of goods sold and revenue taxes, excluding operation and maintenance expense, depreciation and amortization, certain taxes other than income taxes and the gain or loss on the sale of assets, if any. These items are included in our calculation of operating income. We believe operating margin is a better indicator than operating revenues of the contribution resulting from customer growth, since cost of goods sold and revenue taxes are generally passed directly through to customers. We present our net income and our EPS excluding expenses incurred with respect to the merger with Nicor. As we do not routinely engage in transactions of the magnitude of the Nicor merger, and consequently do not regularly incur transaction related expenses of correlative size, we believe presenting our EPS excluding Nicor merger expenses provides investors with an additional measure of our core operating performance. Net income attributable to AGL Resources, as adjusted, and Basic and Diluted earnings per share, as adjusted, are non-GAAP measures and exclude transaction costs related to the merger with Nicor. Transaction costs include O&M expenses as well as incremental debt issuance costs and interest expense related to financing the cash portion of the purchase consideration in advance of the merger closing date. The company also uses a non-GAAP measure when it presents the impact of warmer-than-normal weather on its diluted EPS. EBIT, operating margin, net income excluding merger expenses, EPS excluding merger expenses and the impact of warmer-than-normal weather should not be considered as alternatives to, or more meaningful indicators of, our operating performance than operating income, net income attributable to AGL Resources Inc. or EPS as determined in accordance with GAAP. In addition, our EBIT, operating margin, adjusted net income and adjusted EPS may not be comparable to similarly titled measures of another company. We believe these financial measures are useful to investors because they provide an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of the Company’s ongoing operations. The presentation of these financial measures is not meant to be a substitute for financial measures prepared in accordance with GAAP. * GAAP Reconciliation Juliet – please review

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